UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 23, 2020
Discovery, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34177

Delaware	35-2333914
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

8403 Colesville Road
Silver Spring, Maryland 20910
(Address of principal executive offices, including zip code)

240-662-2000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[☐]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series A Common Stock	DISCA	Nasdaq
Series B Common Stock	DISCB	Nasdaq
Series C Common Stock	DISCK	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 23, 2020, Discovery Communications, LLC, a wholly-owned subsidiary of Discovery, Inc. (“Discovery”), entered into the First Amendment to Employment Agreement with Dr. Gunnar Wiedenfels, its Chief Financial Officer (the “First Amendment”). The First Amendment modifies that certain Employment Agreement dated as of October 3, 2016 between Dr. Wiedenfels and Discovery (as amended to date, the “Employment Agreement”).

Under the terms of the First Amendment, Dr. Wiedenfels’ term of employment will be extended through April 1, 2024. Effective January 1, 2021, Dr. Wiedenfels’ annual base salary will be increased to $1.7 million, and his annual cash incentive target will be increased to 150% of his base salary. Dr. Wiedenfels will continue to be considered for annual equity awards under Discovery’s standard process for similarly situated senior executives. The annual equity target for Dr. Wiedenfels for the annual award to be made in the first quarter of 2021 shall be $4.0 million. The equity instrument, terms and conditions and calculation of number of units shall be based on Discovery’s standard practices and procedures for awards to senior executives.

The First Amendment also provides that the agreement will be interpreted in accordance with New York law.

The foregoing summary of the material terms of the First Amendment is qualified in its entirety by reference to the complete text of the First Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

10.1	First Amendment to Employment Agreement, dated as of September 22, 2020, between Dr. Gunnar Wiedenfels and Discovery Communications, LLC, a wholly owned subsidiary of Discovery, Inc.
101	Inline XBRL Instance Document - the instance document does not appear in the Interactive Date File because its XBRL tags are embedded within the Inline XBRL document
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery, Inc.

Date: September 24, 2020	By:	/s/ Bruce L. Campbell
Bruce L. Campbell
Chief Development, Distribution & Legal Officer